EXHIBIT  10.3.1



MEMO

From:   Robert W. Weaver
To:     Larry J. Goddard
Date:   March 15, 2005

The stated term of your employment contract expires December 31, 2004. The contract contains an option to extend your employment for 12 months to December 31, 2005. By way of this correspondence the Company is exercising the option to extend your employment.

                                      -62-
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